UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 1, 2000



                           FARM FAMILY HOLDINGS, INC.
      A Delaware Corporation Commission File No. 1-11941 IRS No. 14-1789227

                   344 Route 9W, Glenmont, New York 12077-2910
                  Registrant's telephone number: (518) 431-5000

Item 5.  Other Events

On October 31, 2000, Farm Family Holdings, Inc. issued a press release announcing the results of its operations for the third quarter ended September 30, 2000.

Item 7.  Financial Statements and Exhibits

The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99    - Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               FARM FAMILY HOLDINGS, INC.
                                                     (Registrant)




       November 1, 2000                       /s/ Philip P. Weber
--------------------------------   --------------------------------------------
            (Date)                                Philip P. Weber
                                                 President and CEO

             Farm Family Holdings Reports Increased Operating Income
                 for the Third Quarter Ended September 30, 2000

Glenmont, New York - October 31, 2000 - Farm Family Holdings, Inc. (NYSE: FFH) ("the Company") today announced that consolidated operating income for the third quarter of 2000 increased to $5,299,000 compared to $5,243,000 for the same period in 1999. On a diluted per share basis, consolidated operating income increased to $0.88 for the third quarter of 2000 compared to $0.85 for the same period in 1999. Consolidated operating income for the first nine months of 2000 was $14,256,000 compared to $13,949,000 for the same period in 1999. On a diluted per share basis, consolidated operating income for the first nine months of 2000 was $2.34 compared to $2.38 for the same period in 1999.

Net income for the third quarter of 2000 was $5,214,000 compared to $5,068,000 for the third quarter of 1999. On a diluted per share basis, net income was $0.86 for the third quarter of 2000 compared to $0.82 for the same period in 1999. Net income for the first nine months of 2000 was $26,651,000 compared to $13,965,000 for the same period in 1999. On a diluted per share basis, net income for the first nine months of 2000 was $4.37 compared to $2.38 for the same period in 1999. In addition, book value on a diluted per share basis increased to $33.79 per share as of September 30, 2000.

Philip P. Weber, President and CEO of Farm Family Holdings, said, "Overall, I am pleased with our operating results for the third quarter. The GAAP combined ratio for our property and casualty segment was 101.9% for the third quarter of 2000, primarily as a result of the inclusion of United Farm Family. Our primary property and casualty company, Farm Family Casualty, had a GAAP combined ratio of 98.0% for the third quarter of 2000. In addition, our life insurance segment posted operating income in line with our expectations. We continue to emphasize delivery of multiple policies into the households and businesses we serve."

Property and Casualty Insurance Business

For the third quarter of 2000, property and casualty net written premiums increased 6.1% to $53,258,000 compared to $50,201,000 for the same period in 1999. For the first nine months of 2000, property and casualty net written premiums were $173,933,000 compared to $147,357,000 for the same period in 1999, which includes the operations of United Farm Family since April 6, 1999. The increase in property and casualty net written premiums for the first nine months of 2000 was primarily attributable to an increase of $30,825,000 in direct written premiums (excluding assigned risk automobile business premiums) largely as a result of the conversion of our personal and commercial automobile policies in certain states from six-month to twelve-month policies. Excluding the impact of converting personal and commercial automobile policies from six-month to twelve-month policies in certain states, we estimate that property and casualty direct written premiums (excluding assigned risk automobile business premiums) would have increased approximately $11,657,000 or 8.2% to $154,354,000 for the first nine months of 2000. This increase was partially offset by a decrease of $1,743,000 in assigned risk automobile premiums, an increase of $1,834,000 in premiums ceded to our reinsurers and a decrease of $672,000 in assumed reinsurance premiums.

Operating income for our property and casualty business for the third quarter was $4,566,000 compared to $4,439,000 for the same period in 1999 and was $11,666,000 for the first nine months of 2000 compared to $12,855,000 for the same period in 1999.

Life Insurance Business

Life insurance premium revenue was $9,338,000 for the third quarter of 2000 compared to $9,055,000 for the same period in 1999. Total collected premiums from life insurance policies increased 6.0% to $9,781,000 for the third quarter of 2000 compared to the same period in 1999.

Life insurance operating income was $1,024,000 for the third quarter of 2000 compared to $963,000 for the same period in 1999. The increase in operating income was largely due to revisions made in the first quarter of 2000 to the Company's calculation of its estimate of profits on participating life insurance business allocable to stockholders. In addition, the Company's expense management program continues to improve operating results for our life insurance business.

The operations of the life insurance business have been included in the Company's operating results since April 6, 1999, when the Company acquired all of the outstanding capital stock of Farm Family Life.

Farm Family Holdings is the parent of Farm Family Casualty Insurance Company and Farm Family Life Insurance Company. Farm Family Casualty and Farm Family Life's subsidiary, United Farm Family, are specialized property and casualty insurers of farms, agricultural related businesses and residents and businesses of rural and suburban communities. Farm Family Life sells individual whole life, term and universal life products, single and flexible premium deferred annuity products and disability income insurance products. Additional information regarding the Company is available at www.farmfamily.com.

Safe Harbor Statement under The Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current knowledge, expectations, estimates, beliefs and assumptions. The forward-looking statements in this press release include, but are not limited to, statements of the plans and objectives of the Company or its management, statements of future economic performance and assumptions underlying statements regarding the Company or its business. Readers are hereby cautioned that certain events or circumstances could cause actual results to differ materially from those estimated, projected, or predicted. The forward-looking statements in this press release are not guarantees of future performance and are subject to a number of important risks and uncertainties, many of which are outside the Company's control, that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, exposure to catastrophic loss, frequency and severity of losses, geographic concentration of loss exposure in New York, New Jersey, and the Northeastern United States generally, conditions specific to the insurance industry, including its cyclical nature, regulatory changes and conditions, rating agency policies and practices, competitive factors, claims development and the impact thereof on loss reserves and the Company's reserving policy, the adequacy of the Company's reinsurance programs, developments in the securities markets and the impact thereof on the Company's investment portfolio, the effect of regulatory changes governing personal automobile insurance in New Jersey and the impact thereof on the Company's direct written premium, losses and loss adjustment expenses, the risks associated with the legislative, regulatory and competitive environments in the states in which the Company currently operates, heightened competition, including specifically the intensification of competition, failure to obtain new customers or to retain existing customers, the Company's primary reliance, as a holding company, on dividends from its subsidiaries and the applicable regulatory restrictions on the ability of the Company's subsidiaries to pay such dividends, changes in tax laws, and other risks listed from time to time in the Company's Securities and Exchange Commission filings, including Form 10-K filed for the fiscal year ended December 31, 1999 and Form 10-Q's filed for the quarters ended March 31, 2000 and June 30, 2000.






                           FARM FAMILY HOLDINGS, INC.
                   Condensed Consolidated Statements of Income
                     ($ in thousands, except per share data)

                                                                                   Three Months Ended         Nine Months Ended
                                                                                     September 30,              September 30,
                                                                                    2000        1999           2000         1999
                                                                                ----------------------------------------------------
Revenues:
   Premiums from property/casualty operations                                       $51,425     $49,398     $147,391      $142,455
   Premiums from life and health operations and contract charges                      9,338       9,055       28,321        18,351
   Net investment income                                                             19,084      18,343       56,429        40,619
   Realized investment losses, net                                                     (587)     (1,216)      (1,743)       (1,004)
   Other income                                                                         486         287        1,402         1,023
                                                                                ----------------------------------------------------
       Total revenues                                                                79,746      75,867      231,800       201,444
                                                                                ----------------------------------------------------
Losses, benefits and expenses:
   Losses and loss adjustment expenses on property/casualty operations               40,481      37,378      115,969       106,787
   Policyholder contract benefits                                                    12,039      12,874       39,938        26,411
   Amortization expense                                                              10,065       9,607       28,604        27,772
   Other operating costs and expenses                                                 6,685       5,863       18,410        14,781
   Participating policyholders' interest                                              3,287       3,101       (9,880)        5,674
                                                                                ----------------------------------------------------
       Total losses, benefits and expenses                                           72,557      68,823      193,041       181,425
                                                                                ----------------------------------------------------

Income before federal income tax expense and preferred stock dividends                7,189       7,044       38,759        20,019
Federal income tax expense                                                            1,886       1,872       11,840         5,865
                                                                                ----------------------------------------------------
Income before preferred stock dividends                                               5,303       5,172       26,919        14,154
Preferred stock dividends                                                                89         104          268           189
                                                                                ----------------------------------------------------
             Net income attributable to common stockholders                          $5,214      $5,068      $26,651       $13,965
                                                                                ====================================================

             Operating Income (1)                                                    $5,299      $5,243      $14,256       $13,949
                                                                                ====================================================

Per Share Data

     Net income per share-Diluted                                                     $0.86       $0.82        $4.37         $2.38
                                                                                ====================================================
     Operating income per share-Diluted (1)                                           $0.88       $0.85        $2.34         $2.38
                                                                                ====================================================
     Weighted average shares outstanding-Diluted                                  6,049,310   6,192,763    6,103,580     5,863,362
                                                                                ====================================================

(1) Operating income excludes the impact of realized investment gains (losses), non-recurring charges, and the related taxes thereon. See "Selected Segment Information" for a reconciliation of operating income to net income.


                           FARM FAMILY HOLDINGS, INC.
                      Condensed Consolidated Balance Sheets
                     ($ in thousands, except per share data)

                                                                                 September 30, 2000   December 31, 1999
----------------------------------------------------------------------------------------------------------------------------
Assets:
   Investments                                                                          $1,098,107           $1,071,681
   Cash and cash equivalents                                                                20,747               19,190
   Insurance receivables                                                                    86,983               55,223
   Deferred acquisition costs                                                               24,117               17,630
   Present value of future profits                                                          27,440               28,571
   Accrued investment income                                                                17,738               18,875
   Property and equipment, net                                                              14,501               14,520
   Deferred income tax asset, net                                                           26,977               29,605
   Other assets                                                                              6,648                4,884
                                                                                --------------------------------------------
             Total assets                                                               $1,323,258           $1,260,179
                                                                                ============================================

Liabilities:
   Reserves for losses and loss adjustment expenses
          for property/casualty insurance                                                 $203,614             $186,130
   Reserves for policyholder contract benefits                                             248,978              238,272
   Funds on deposit from policyholders                                                     409,614              416,971
   Unearned premium reserve                                                                101,336               74,364
   Accrued dividends to policyholders                                                        5,334                5,263
   Accrued expenses and other liabilities                                                   24,487               23,639
   Participating policyholders' interest                                                   117,834              128,516
                                                                                --------------------------------------------
             Total liabilities                                                           1,111,197            1,073,155

Mandatory redeemable preferred stock                                                         5,830                5,830

Total stockholders' equity                                                                 206,231              181,194
                                                                                --------------------------------------------
             Total liabilities and stockholders' equity                                 $1,323,258           $1,260,179
                                                                                ============================================

 Book Value Per Share Outstanding                                                           $34.35               $29.65
                                                                                ============================================
 Book Value Per Share Outstanding (excluding SFAS 115 adjustment)                           $34.55               $30.07
                                                                                ============================================

 Book Value Per Share-Diluted                                                               $33.79               $30.46
                                                                                ============================================
 Book Value Per Share-Diluted  (excluding SFAS 115 adjustment)                              $33.99               $30.89
                                                                                ============================================

 Common Shares Outstanding                                                               6,003,983            6,110,683
                                                                                ============================================


                           FARM FAMILY HOLDINGS, INC.
                          Selected Segment Information
                                ($ in thousands)

                                                                                    Three months ended        Nine months ended
                                                                                      September 30,              September 30,
                                                                                    2000         1999         2000          1999
                                                                                    ----         ----         ----          ----

   Premium revenues
      Property and casualty insurance                                              $51,425      $49,398      $147,391     $142,455
      Life insurance                                                                 9,338        9,055        28,321       18,351
                                                                                ----------------------------------------------------
            Total                                                                  $60,763      $58,453      $175,712     $160,806
                                                                                ====================================================

   Net investment income
      Property and casualty insurance                                               $5,843       $5,220       $17,114      $15,069
      Life insurance                                                                13,195       13,004        39,099       25,209
      Corporate and other                                                               37           94           186          304
      Intersegment eliminations                                                          9           25            30           37
                                                                                ----------------------------------------------------
            Total                                                                  $19,084      $18,343       $56,429      $40,619
                                                                                ====================================================

   Other operating costs & expenses and amortization expense
      Property and casualty insurance
         Underwriting and amortization expenses                                    $11,931      $11,944       $34,647      $34,580
         Dividends to policyholders                                                     56           51           144          159
      Life insurance                                                                 4,620        3,324        11,655        7,356
      Corporate and other                                                              373          376         1,258          908
      Intersegment eliminations                                                       (230)        (225)         (690)        (450)
                                                                                ----------------------------------------------------
           Total                                                                   $16,750      $15,470       $47,014      $42,553
                                                                                ====================================================

   Operating income
      Property and casualty insurance                                               $4,566       $4,439       $11,666      $12,855
      Life insurance                                                                 1,024          963         3,497        1,598
      Corporate and other                                                             (291)        (159)         (907)        (504)
                                                                                ----------------------------------------------------
            Total operating income                                                   5,299        5,243        14,256       13,949
      Effect of retroactively including Excess Interest
        and Spreads, net of tax                                                        ----        ----        12,746         ----
      Realized investment gains (losses), net of tax                                   (85)        (175)         (351)          16
                                                                                ----------------------------------------------------
               Net income                                                           $5,214       $5,068       $26,651      $13,965
                                                                                ====================================================

  GAAP combined ratio
      Property and casualty insurance
         Loss and loss adjustment expense ratio                                      78.7%        75.6%         78.7%        74.9%
         Underwriting expense ratio                                                  23.2%        24.2%         23.5%        24.3%
                                                                                ----------------------------------------------------
            GAAP combined ratio                                                     101.9%        99.8%        102.2%        99.2%
                                                                                ====================================================

                                                                                                       September 30,  December 31,
                                                                                                             2000          1999
                                                                                                             ----          ----

   Identifiable Assets
      Property and casualty                                                                                 $501,409     $446,721
      Life insurance                                                                                         818,834      810,487
      Corporate and other                                                                                     68,387       71,014
      Intersegment eliminations                                                                              (65,372)     (68,043)
                                                                                                       ---------------------------
         Total                                                                                            $1,323,258   $1,260,179
                                                                                                       ===========================